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                                                                     Exhibit 4.6

                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

            COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of December 20, 1996 (this "Pledge Agreement"), among ITSA - Intercontinental Telecomunicacoes Ltda., a Brazilian corporation (the "Pledgor"), TV Filme, Inc., a Delaware corporation (the "Company"), and IBJ Schroder Bank & Trust Company, as collateral agent (the "Trustee"), for the holders ("Holders") of the Notes (as defined herein).

                              W I T N E S S E T H :

            WHEREAS, the Company and IBJ Schroder Bank & Trust Company, as trustee, have entered into that certain indenture, dated as of December 20, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company is issuing on the date hereof $140,000,000 in aggregate principal amount of 12 7/8% Senior Notes due 2004 (together with the Exchange Notes (as defined in the Indenture), the "Notes");

            WHEREAS, the proceeds of the Notes are being loaned by the Company to the Pledgor and the Pledgor is deriving substantial economic benefit from the issuance of the Notes;

            WHEREAS, the Company agrees, pursuant to the Indenture, to cause the Pledgor to (i) purchase Government Securities (together with any replacement or substitute securities, the "Pledged Securities") in an amount sufficient upon receipt of scheduled interest and principal payments in respect of Pledged Securities, in the opinion of a nationally recognized firm of independent accountants selected by the Company, to provide for payment of the first four scheduled interest payments due on the Notes and (ii) place such Pledged Securities in an account held by the Trustee for the benefit of Holders of the Notes;

            WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Securities; and

            WHEREAS, to secure its obligations under the Indenture and the Notes, the Pledgor has agreed to (i) pledge to the Trustee, and grant to the Trustee, for its benefit and the ratable benefit of the Holders of Notes, a security interest in, the Pledged Securities and the Pledge Account (as defined below) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all such obligations;

            NOW, THEREFORE, the parties hereto agree as follows:

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            1. Defined Terms.

            (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

            (b) As used herein, "Obligations" means, collectively, the unpaid principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and all other obligations and liabilities of the Company to the Holders (including, without limitation, interest accruing at the then applicable rate provided in the Notes and the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Indenture, the Registration Rights Agreement or any other document made, delivered or given in connection therewith, whether on account of principal, premium, interest, Liquidated Damages, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee that are required to be paid by the Company pursuant to the terms of the Indenture).

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section and paragraph references are to this Pledge Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            2. Pledge and Grant of Security Interest.

            The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of Notes a continuing first priority security interest in and to all of the Pledgor's right, title and interest in (i) the Pledged Securities and the Pledge Account, (ii) the certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account and (iii) all products and proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, the "Collateral") as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations.

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            3. Delivery of Collateral; Pledge Account; Interest.

            (a) All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant thereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

            (b) Concurrently with the execution and delivery hereof, the Trustee shall establish an account entitled the "TV FILME PLEDGE ACCOUNT" for the deposit of the Pledged Securities (the "Pledge Account") at its office at One State Street, New York, New York 10004. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account for the benefit of the Trustee and the ratable benefit of the Holders of Notes.

            (c) On the date hereof, the Pledgor shall take all actions necessary in order to transfer each item of the Collateral to the Trustee in a manner sufficient to create in favor of the Trustee, for the benefit of the Holders of the Notes, a perfected first priority security interest in the Collateral. Without limiting the generality of the foregoing, with respect to that portion of the Collateral that consists of securities maintained in the form of entries in the records of the Federal Reserve Bank of New York (the "FRBNY") (the "Book-Entry Securities"), such Book-Entry Securities will be transferred by the Pledgor to the Trustee upon (A) the making by the FRBNY of an appropriate entry in its records of the transfer of the Book-Entry Securities to a customer securities account of IBJ Schroder Bank & Trust Company maintained by it in its commercial banking capacity (in such capacity, the "Depositary"), (B) the sending of a confirmation by the Depositary, in its capacity as a "financial intermediary" (as defined in Section 8-313(4) of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) (the "Financial Intermediary"), to the Trustee of the "purchase" (as such term is defined in Section 1-201(32) of the UCC) of such Book-Entry Securities by the Trustee, and (C) the identification by book-entry by the Depositary of such Book-Entry Securities as belonging to, or otherwise subject to a security interest in favor of, the Trustee. In the event of any change in applicable law, the Pledgor and the Trustee will promptly take such action as may be required in order to continue the Trustee's security interest in the Collateral as a perfected first priority security interest.

            (d) On the date hereof, the Pledgor shall take all actions necessary in order to transfer each item of the Collateral to the Trustee in a manner sufficient to create in favor of the Trustee, for the benefit of the Holders of the Notes, a perfected first priority security interest in the Collateral. Without limiting the generality of the foregoing, with respect to that portion of the Collateral that consists of securities maintained in the form of entries in the records of the Federal Reserve Bank of New York (the "FRBNY") (the "Book-Entry Securities"), such Book-Entry Securities will be transferred by the Pledgor to the Trustee upon (A) the making by the FRBNY of an

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      appropriate entry in its records of the transfer of the Book-Entry
      Securities to an account of The First National Bank of Boston maintained by it in its commercial banking capacity (in such capacity, the "Depositary"), (B) the sending of a confirmation by the Depositary, in its capacity as a "financial intermediary" (as defined in Section 8-313(4) of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) (the "Financial Intermediary"), to the Trustee of the "purchase" (as such term is defined in Section 1-201(32) of the UCC) of such Book-Entry Securities by the Trustee, and (C) the identification by book-entry of such Book-Entry Securities as belonging to, or otherwise subject to a security interest in favor of, the Trustee. In the event of any change in applicable law, the Pledgor and the Trustee will promptly take such action as may be required in order to continue the Trustee's security interest in the Collateral as a perfected first priority security interest.

            (e) All interest earned on any Collateral shall be retained in the Pledge Account (or reinvested, as the case may be), pending disbursement pursuant to the terms hereof.

            (f) Pending disbursement of funds from the Pledge Account as contemplated hereby, the Trustee may and shall, at the direction of the Company, reinvest any interest payments received in respect of the Pledged Securities in money market deposit accounts and/or certificates of deposit (so long as such certificates of deposit mature prior to the next scheduled interest payment date with respect to the Notes) issued or offered by an Eligible Institution (as defined below), provided that any monies so reinvested and the securities acquired thereby must be (i) held as Collateral in the Pledge Account, (ii) subject to the security interest created hereby and (iii) otherwise subject to the terms hereof. "Eligible Institution" shall mean a commercial banking institution that has combined capital and surplus of not less than $500 million, whose (or whose holding company's) debt is rated "A" or higher according to S&P or Moody's at the time as of which any investment or rollover therein is made.

            4. Disbursements.

            (a) Not less than five (5) Business Days prior to the date of any of the first four scheduled interest payments due on the Notes, the Company may, in writing, direct the Trustee to transfer from the Pledge Account to the Trustee in its capacity as Paying Agent funds necessary to provide for payment in full or any portion of the next scheduled interest payment on the Notes. Upon receipt of such written request, the Trustee will take any action necessary to provide for the payment of such interest payment on the Notes directly to the Holders of Notes from proceeds of the Pledged Securities in the Pledge Account.

            (b) If the Company makes any interest payment or portion of an interest payment for which the Pledged Securities are collateral from a source of funds other than the Pledge Account ("Pledgor Funds"), the Company may, after payment in full for such interest payment, direct the Trustee in writing to release to the Company or at

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      the direction of the Company an amount of funds from the Pledge Account less than or equal to the amount of Pledgor Funds so expended. Upon receipt of a direction from the Company and any other documentation reasonably satisfactory to the Trustee to substantiate such use of Pledgor Funds by the Company (including the certificate described in the following sentence), the Trustee will take any action necessary to enable it to pay over to the Company the requested amount. Concurrently with any release of funds to the Company pursuant to this Section 4(b), the Company will deliver to the Trustee a certificate signed by an executive officer of the Company stating that such use of Pledgor Funds has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provisions of applicable law or regulation or of the certificate of incorporation of the Company or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company.

            (c) If at any time the amount of Pledged Securities, taking into consideration scheduled interest and principal payments in respect thereof, exceeds 100% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first four scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments then remaining, up to and including the fourth scheduled interest payment), the Company may direct the Trustee in writing to release any such overfunding to it. Upon receipt of a request from the Company and any other documentation reasonably requested by the Trustee to substantiate such excess (which may consist of the aforementioned opinion), the Trustee will pay over to the Company any such overfunded amount.

            (d) Upon payment in full of the first four scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest, to the Company or otherwise, the security interest evidenced by this Pledge Agreement in the Collateral so released will terminate and be of no further force and effect.

            5. Representations and Warranties.

            Each of the Company and the Pledgor hereby represents and warrants that:

            (a) The execution, delivery and performance by the Company and the Pledgor of this Pledge Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation of the Company or the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Pledgor or result in the creation or

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                                                                               6


      imposition of any Lien on any assets of the Company or the Pledgor, except for the security interests granted under this Pledge Agreement.

            (b) No financing statement covering the Pledged Securities is on file in any public office (other than the financing statements filed pursuant to this Pledge Agreement).

            (c) Upon the delivery to the Trustee of the certificates, if any, representing the Pledged Securities, and the taking of the actions described in Section 3(c) above, the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor, other than as permitted by the Indenture, except as such enforcement may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding of equity or at law.

            (d) No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Company and the Pledgor (except for any notices, filings and notations necessary to perfect Liens on the Collateral) or (ii) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement (except for the usual and customary types of notices, filings and notations which may be required in connection with any foreclosure or other sale or transfer of the Collateral).

            (e) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or government regulation, release interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

            6. Further Assurances.

            Each of the Company and the Pledgor agrees to promptly take such actions and to execute and deliver or cause to be executed and delivered, or use its best efforts to procure, such stock or bond powers, proxies, assignments, instruments and such other or different writings as the Trustee may reasonably request, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable, to perfect, continue the perfection of, confirm and assure the first priority of the Trustee's security interest in the

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Collateral, to protect the Collateral against the rights, claims or interests of third persons, and to otherwise effect the purpose of this Pledge Agreement.

            7. Covenants.

            Each of the Company and the Pledgor covenants and agrees with the Trustee and the Holders of Notes from and after the date of this Pledge Agreement until the earliest to occur of (i) the earlier of payment in full in cash of (A) each of the first four scheduled interest payments due on the Notes under the terms of the Indenture or (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become due and payable prior to the payment of the first four scheduled interest payments on the Notes and (ii) the occurrence of Legal Defeasance or Covenant Defeasance under the Indenture that it will not:

            (a) (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Pledge Agreement and any nonconsensual Permitted Lien which may arise by operation of law or statute, provided that such Lien is junior in priority to that created under this Pledge Agreement and is not being enforced in any respect against the Collateral) and at all times will be the sole beneficial owner of the Collateral; and

            (b) (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

            8. Power of Attorney.

            In addition to all of the powers granted to the Trustee pursuant to
Article 6 of the Indenture, each of the Company and the Pledgor hereby appoints and constitutes the Trustee as the Company's and the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 6 hereof; (iv) making of any payments or taking any acts under Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its reasonable discretion, and such payments made by the Trustee to become the Obligations of the Company to the Trustee, due and payable immediately upon demand. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Company or the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any

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item of Collateral, sign the Company's or the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents reasonably deemed necessary or appropriate by the Trustee to preserve, process or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Company's or the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by each of the Company and the Pledgor.

            9. Trustee May Perform.

            If either the Company or the Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Company and the Pledgor under Section 13 hereof.

            10. No Assumption of Duties; Reasonable Care.

            The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed under applicable law.

            11. Indemnity.

            Each of the Company and the Pledgor shall indemnify, defend and hold harmless the Trustee and its directors, officers, agents and employees from and against all claims, actions, obligations, losses, liabilities and expenses, including costs, fees and disbursements of counsel (including, without limitation, the reasonable cost to the Trustee of legal counsel), the costs of investigations, and claims for damages, arising from or in connection with the Trustee's performance or duties under this Pledge Agreement (other than such claims, actions, obligations, losses, liabilities and expenses which result from the gross negligence or willful misconduct of the Trustee or any such other Person).

            12. Remedies Upon Event of Default.

            If an Event of Default shall have occurred:

            (a) The Trustee shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by the Company or the Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Trustee and toward payment

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                                                                               9


      of the Obligations in such order or manner as the Trustee may elect. Specifically and without limiting the foregoing, the Trustee shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of the Company and the Pledgor or in the Company's or the Pledgor's possession or control relating to the Collateral which are not already in the Trustee's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, each of the Company and the Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of each of the Company and the Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Trustee existing after default hereunder; and to the extent any such notice is required and cannot be waived, each of the Company and the Pledgor agrees that if such notice is given in the manner provided in Section 17 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale. The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary.

            (b) All rights to marshalling of assets of Pledgor, including any such right with respect to the Collateral, are hereby waived by Pledgor.

            13. Expenses.

            Each of the Company and the Pledgor agrees upon demand (i) to pay or reimburse the Trustee for all of its reasonable out-of-pocket costs and reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (A) the administration of this Pledge Agreement and (B) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral and (ii) to pay or reimburse the Trustee for all of its out-of-pocket costs and expenses (including, without limitation, the fees, expenses and disbursements of counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (A) the exercise or enforcement of any of the rights of the Trustee and the Holders of Notices hereunder or (B) the failure by the Company or the Pledgor to perform or observe any of the provisions hereof.

            14. Security Interest Absolute.

            All rights of the Trustee and the Holders of Notes and security interests hereunder, and all obligations of the Company and the Pledgor hereunder, shall be absolute and unconditional irrespective of:

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                                                                              10


            (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

            (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

            (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or the Pledgor in respect of the Obligations or of this Pledge Agreement.

            15. Continuing Security Interest; Termination.

            (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earliest to occur of (i) the earlier of payment in full in cash of (A) each of the first four scheduled interest payments due on the Notes under the terms of the Indenture and (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become payable prior to the payment of the first four scheduled interest payments on the Notes and (ii) the occurrence of Legal Defeasance or Covenant Defeasance under the Indenture. This Pledge Agreement shall be binding upon the Company and the Pledgor, their respective successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of Notes and their respective successors, transferees and assigns.

            (b) This Pledge Agreement shall terminate upon the earlier of payment in full in cash of (A) each of the first four scheduled interest payments due on the Notes under the terms of the Indenture and (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become payable prior to the payment of the first four scheduled interest payments on the Notes and (ii) the occurrence of Legal Defeasance or Covenant Defeasance under the Indenture. At such time, the Trustee shall, at the written request of the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Company and the Pledgor.

            (c) Notwithstanding any provision in this Pledge Agreement, if any of the events described in Section 8.8 of the Indenture occurs, the Company and the Pledgor shall use their best efforts to immediately cause the Trustee, for its benefit and for the

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                                                                              11


      ratable benefit of the Holders of Notes, to have a perfected first priority security interest in the Collateral. This paragraph shall survive the termination of this Pledge Agreement.

            16. Authority of the Trustee.

            (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee, any director, officer, employee, attorney or agent of the Trustee nor the Holders of Notes shall be liable to the Company or the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own bad faith, gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency hereof, or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

            (b) Each of the Company and the Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company or the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid authority so to act or refrain from acting, and the Company and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

            17. Notices.

            Any communication, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner, and delivered to their address set forth in the Indenture, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture. Any notices or demands to be given to the Pledgor hereunder shall be given to the Pledgor at the address of the Company.

            18. No Waiver; Cumulative Rights.

            No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Trustee or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Trustee from time to time.

            19. Benefits of Pledge Agreement.

            Nothing in this Pledge Agreement, express or implied shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

            20. Submission to Jurisdiction; Appointment of Agent for Service; Currency Indemnity.

            (a) To the fullest extent permitted by applicable law, each of the Company and the Pledgor irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Pledge Agreement (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Pledgor irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the Company and the Pledgor hereby irrevocably designates and appoints Corporation Service Company, 375 Hudson Street, New York, New York 10014, U.S.A. (the "Process Agent"), as the authorized agent of the Company and the Pledgor upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of Corporation Service Company as such authorized agent shall become effective immediately without any further action on the part of the Company or the Pledgor. Each of the Company and the Pledgor represents to the Holders that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each of the Company and the Pledgor hereby irrevocably authorizes and directs the Process Agent to accept such service. Each of the Company and the Pledgor further agrees that service of process upon the Process Agent and written notice of said service to the Company and the Pledgor mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company and the Pledgor in any such suit or proceeding. Nothing herein shall affect the right of any Holder or any person controlling such Holder to serve process in any other manner permitted by law. Each of the Company and the Pledgor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the

      Process Agent in full force and effect so long as the Company and the Pledgor has any outstanding obligations under this Pledge Agreement. To the extent that the Company or the Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company and the Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Pledge Agreement, to the extent permitted by law.

            (b) The obligation of the parties to make payments hereunder is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Pledge Agreement.

            21. Governing Law.

            THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            22. Waiver of Jury Trial.

            EACH OF THE COMPANY, THE PLEDGOR AND THE TRUSTEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

            23. Execution in Counterparts.

            This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            24. No Personal Liability of Directors, Officers, Employees and Others.

            No past, present or future director, officer, employee, incorporator, partner or stockholder of either the Company or the Pledgor will have any liability for any obligations of the Company or the Pledgor under this Pledge Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

            IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed as of the date first above written.

                                 ITSA - INTERCONTINENTAL
                                   TELECOMUNICACOES LTDA.


                                 By /s/ Hermano Studart Lins de Albuquerque
                                    ------------------------------------------
                                   Name: Hermano Studart Lins de Albuquerque
                                   Title: Delegate-Manager


                                 TV FILME, INC.


                                 By /s/ Hermano Studart Lins de Albuquerque
                                    ------------------------------------------
                                   Name: Hermano Studart Lins de Albuquerque
                                   Title: Chief Executive Officer


                                 IBJ SCHRODER BANK & TRUST COMPANY


                                 By /s/ Max Volmar
                                    --------------------------------
                                   Name: Max Volmar
                                   Title: Vice President


WITNESSES:


By /s/ Regina L. Hillman
   -------------------------------
    Name: Regina L. Hillman


By /s/ Jaime Mercado
   --------------------------
    Name: Jaime Mercado

STATE OF NEW YORK      )
                       : ss.
COUNTY OF NEW YORK     )

             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Hermano Studart Lins de Albuquerque to me personally known who being duly sworn, did say that he is Delegate-Manager of ITSA-Intercontinental Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                                                  /s/ Olivia Savell
                                                  -----------------------
                                                    Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       : ss.
COUNTY OF NEW YORK     )

             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Hermano Studart Lins de Albuquerque to me personally known who being duly sworn, did say that she/he is Chief Executive Officer of TV Filme, Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                                                /s/ Olivia Savell
                                                ----------------------
                                                   Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       : ss.
COUNTY OF NEW YORK     )


             On this 20th day of December, 1996, before me, a notary public within and for said county, personally appeared Max Volmar to me personally known who being duly sworn, did say that he is Vice President of IBJ Schroder Bank & Trust Company, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                                               /s/ Paul V. Coughlin
                                               --------------------------
                                                Notary Public

[NOTARIAL SEAL]